Exhibit 99.1

N E W S    R E L E A S E

Contact:

Tonya Chin

Investor Relations

(408) 934-4565

Genesis Microchip Reports First Quarter Earnings

Company Returns to GAAP Profitability on Record Revenues

SAN JOSE, Calif., July 21, 2005 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel monitors, TVs and other consumer display products, today announced its financial results for the first quarter of fiscal year 2006, which ended June 30, 2005.

•	Total revenues grew approximately 13% to a record $59.8 million, compared with $52.9 million for the quarter ended March 31, 2005;

•	Gross margins improved to 43.7%, compared with 42.2% in the prior quarter;

•	The Company’s net income prepared in accordance with generally accepted accounting principles, or GAAP, was $2.1 million, or $0.06 per diluted share, compared with a net loss of $6.8 million, or $0.20 per share in the prior quarter;

•	On a non-GAAP (1) basis, net income was $4.7 million, or $0.13 per diluted share, compared with $2.2 million, or $0.06 per diluted share in the prior quarter.

“Genesis had an outstanding quarter characterized by improved financial results and significant design wins in both the LCD monitor and flat-panel TV markets,” said Elie Antoun, president and CEO of Genesis Microchip. “Record revenues coupled with tight control of our expenses led to the highest GAAP profit since the December 2001 quarter. Our current momentum, in combination with our progress on strategic development programs, enhances our optimism about the Company’s future outlook.”

Other Operational Highlights

The Company announced several flat-panel TV design wins during the quarter including designs with Fujitsu, LG, Toshiba and Xoceco.

The United States Customs and Border Patrol further validated the Company’s patented technology when it confirmed that MStar Semiconductors’ latest family of LCD monitor display controllers is subject to the International Trade Commission’s August 2004 exclusion order. U.S. Customs has instructed its ports to exclude MStar’s infringing chips, and monitor products containing these chips from entry into the United States.

The Company entered into a strategic alliance with Meridian Audio Limited that gives Meridian the right to manufacture and distribute Genesis’ Faroudja home theater solutions, and to promote the Faroudja brand, on a worldwide basis as part of Meridian’s product portfolio. These products will be marketed and distributed through Meridian’s global distribution network. Genesis will continue to develop advanced Faroudja algorithms for integration into its IC products and will discontinue the manufacture and sale of its home theater systems.

For further details on the quarterly highlights listed above, please see the Press Room section of the Company’s web site at www.gnss.com.

Financial Details

Flat-panel TV controller shipments reached a record 2.8 million units, an increase of 12% over the March 2005 quarter. LCD monitor controller shipments also reached a record 10.8 million units, an increase of 17% over the previous quarter.

GAAP operating expenses were $23.6 million, compared to $23.3 million in the previous quarter. As a result of the agreement with Meridian Audio, the Company recorded approximately $350,000 in charges primarily related to severance and other benefits for terminated employees.

Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $1.4 million and $1.3 million for the quarters ended June 30, 2005 and June 30, 2004, respectively.

Business Outlook

The following are the company’s financial targets for the quarter ending September 30, 2005:

•	Revenues to be in the range of $66 million to $71 million;

•	Gross margins to be in the range of 44% to 46%;

•	GAAP operating expenses to be in the range of $24 to $25.5 million. The company expects that non-GAAP operating expenses will be lower than GAAP operating expenses because of the exclusion of charges for stock-based compensation and acquired intangibles, which are estimated to be $2.7 million.

•	The Company’s effective tax rate may continue to vary in the short term due to the impact of foreign exchange fluctuations, research and development tax credits and other factors. However, as a result of the increase in forecasted profitability inherent in the above guidance, the Company is increasing its expected longer-term non-GAAP effective tax rate to approximately 25%.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (719) 457-2630. A replay of the conference call will be available through July 28, 2005, and it can be heard by dialing (719) 457-0820. The replay access code is: 5707402. A live, audio web broadcast of the conference call also will be available at: http://www.gnss.com/webcast.phtml. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP net income and operating expenses differ from net income and operating expenses determined according to generally accepted accounting principles, or GAAP. A schedule reconciling these amounts is included in this news release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of acquired intangible assets, stock-based compensation expenses, as well as gain on the sale of investments and income tax adjustments, including income tax expenses associated with the repatriation of cash in conjunction with the Company’s actions under the American Jobs Creation Act of 2004. Genesis Microchip’s management presents these non-GAAP financial measures to allow investors to better evaluate ongoing business performance. Genesis Microchip’s management also uses these non-GAAP financial measures internally to monitor performance of the business. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated revenues, gross margins, operating expenses and effective tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the growth rate of the LCD monitor and flat-panel TV markets; customer inventory levels; the company’s ability to gain design wins with customers, make timely new product introductions, and ramp new designs into production volumes; changes in expected product mix; availability of other components for LCD monitors and flat-panel TVs; actions of competitors and competitive pricing pressures; changes in product costs or manufacturing yields; foreign exchange fluctuations, research and development tax credits and other factors that impact tax rates; and other risk factors set forth in the company’s SEC reports, including but not limited to its reports on Form 10-K/A for the fiscal year ended March 31, 2005. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products.

Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, South Korea, China and Japan. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife, and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc. All other trademarks are the property of their respective owners.

Financial statements attached:

— Consolidated Statements of Operations

— Non-GAAP Consolidated Statements of Operations

— GAAP to Non-GAAP Financial Reconciliation

— Consolidated Balance Sheets

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended
	June 30, 2005	June 30, 2004
Revenues	$59,825	$52,846
Cost of revenues	33,694	31,689

Gross profit	26,131	21,157

Gross profit (%)	43.7%	40.0%

Operating expenses:
Research and development (1)	10,091	8,862
Selling, general and administrative (1)	10,651	10,507
Amortization of acquired intangibles	2,654	2,654
Stock-based compensation	244	1,020

Total operating expenses	23,640	23,043

Income (loss) from operations	2,491	(1,886)
Interest income	910	312

Income (loss) before income taxes	3,401	(1,574)
Provision for (recovery of) income taxes	1,340	(285)

Net income (loss)	$2,061	$(1,289)

Net income (loss) per share:
Basic	$0.06	$(0.04)
Diluted	$0.06	$(0.04)
Weighted average number of common shares outstanding:
Basic	33,624	32,723
Diluted	35,060	32,723

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $1.4 million and $1.3 million for the quarters ended June 30, 2005 and June 30, 2004, respectively.

GENESIS MICROCHIP INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended
	June 30, 2005	June 30, 2004
Revenues	$59,825	$52,846
Cost of revenues	33,694	31,689

Gross profit	26,131	21,157

Gross profit (%)	43.7%	40.0%

Operating expenses:
Research and development (1)	10,091	8,862
Selling, general and administrative (1)	10,651	10,507

Total operating expenses	20,742	19,369

Income from operations	5,389	1,788
Interest income	910	312

Income before income taxes	6,299	2,100
Provision for income taxes	1,575	420

Net income	$4,724	$1,680

Net income per share:
Basic	$0.14	$0.05
Diluted	$0.13	$0.05
Weighted average number of common shares outstanding:
Basic	33,624	32,723
Diluted	35,060	33,776

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $1.4 million and $1.3 million for the quarters ended June 30, 2005 and June 30, 2004, respectively.

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended			Three months ended
	GAAP June 30, 2005	Reconciling Items	Non-GAAP June 30, 2005	GAAP June 30, 2004	Reconciling Items	Non-GAAP June 30, 2004
Revenues	$59,825	$—	$59,825	$52,846	$—	$52,846
Cost of revenues	33,694	—	33,694	31,689	—	31,689

Gross profit	26,131	—	26,131	21,157	—	21,157

Gross profit (%)	43.7%		43.7%	40.0%		40.0%

Operating expenses:
Research and development (1)	10,091	—	10,091	8,862	—	8,862
Selling, general and administrative (1)	10,651	—	10,651	10,507	—	10,507
Amortization of acquired intangibles	2,654	(2,654)	—	2,654	(2,654)	—
Stock-based compensation	244	(244)	—	1,020	(1,020)	—

Total operating expenses	23,640	(2,898)	20,742	23,043	(3,674)	19,369

Income (loss) from operations	2,491	2,898	5,389	(1,886)	3,674	1,788
Interest income	910	—	910	312	—	312

Income (loss) before income taxes	3,401	2,898	6,299	(1,574)	3,674	2,100
Provision for (recovery of) income taxes	1,340	235	1,575	(285)	705	420

Net income (loss)	$2,061	$2,663	$4,724	$(1,289)	$2,969	$1,680

Net income (loss) per share:
Basic	$0.06		$0.14	$(0.04)		$0.05
Diluted	$0.06		$0.13	$(0.04)		$0.05
Weighted average number of common shares outstanding:
Basic	33,624		33,624	32,723		32,723
Diluted	35,060		35,060	32,723		33,776

Note: This press release includes Non-GAAP operating results that are not prepared in accordance with GAAP. A reconciliation of GAAP to Non-GAAP results is provided in the table above. As shown in the table, for the three months ended June 30, 2005 and 2004, Non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense, and income tax adjustments. We use Non-GAAP operating results to evaluate our operating performance and believe that assessment of Non-GAAP performance enhances management’s and our investors’ ability to evaluate comparable historic operating results.

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $1.4 million and $1.3 million for the quarters ended June 30, 2005 and June 30, 2004, respectively.

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30, 2005	March 31, 2005
ASSETS
Current assets:
Cash and short-term investments	$134,537	$129,757
Accounts receivable, trade	33,047	30,310
Inventory	21,486	17,557
Other	6,020	5,583

Total current assets	195,090	183,207
Capital assets	15,042	15,987
Acquired intangibles	14,653	17,265
Goodwill	181,981	181,981
Deferred income taxes	13,430	14,056
Other	3,792	3,796

Total assets	$423,988	$416,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,860	$12,044
Accrued liabilities	13,860	11,634
Income taxes payable	1,156	3,118

Total current liabilities	27,876	26,796

Stockholders’ equity:
Capital stock	409,726	405,356
Cumulative other comprehensive loss	(94)	(94)
Stock-based compensation	(47)	(232)
Deficit	(13,473)	(15,534)

Total stockholders’ equity	396,112	389,496

Total liabilities and stockholders’ equity	$423,988	$416,292